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January 3, 2006

Genworth Life and Annuity Insurance Company
6610 West Broad Street
Richmond, Virginia 23230

Re: Genworth Life and Annuity Insurance Company
    Genworth Life & Annuity VL Separate Account 1
    Post-Effective Amendment No. 11 Under the Securities Act of 1933 Amendment No. 69 Under the Investment Company Act of 1940
    SEC File Nos. 333-82311; 811-04885

Ladies and Gentlemen:

I have served as Counsel to Genworth Life and Annuity Insurance Company (formerly, GE Life & Annuity Assurance Company) and its Genworth Life & Annuity VL Separate Account 1 (formerly, GE Life & Annuity Separate Account II) in connection with the registration of an indefinite number of securities in the form of Flexible Premium Joint and Last Survivor Variable Life Insurance Policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined Post-Effective Amendment No. 11 to the Registration Statement on Form N-6, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

    1. Genworth Life and Annuity Insurance Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue the Policies;

    2. Genworth Life & Annuity VL Separate Account 1 has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia;

    3. The issuance and sale of the Policies, when issued and sold in the manner stated in the Registration Statement, will be legal and binding obligations of Genworth Life and Annuity Insurance Company in accordance with the terms of the Policy, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions;

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Genworth Life and Annuity Insurance Company
January 3, 2006
Page 2

    4. To the extent so provided under the Policies, that portion of the assets of Genworth Life & Annuity VL Separate Account 1 equal to the reserves and other contract liabilities with respect to Genworth Life & Annuity VL Separate Account 1, will not be chargeable with liabilities arising out of any other business that Genworth Life and Annuity Insurance Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 11 to the Registration Statement filed on Form N-6 for the Policies and Genworth Life & Annuity VL Separate Account 1.

Sincerely,

/s/ Heather Harker
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Heather Harker
Vice President and Associate
  General Counsel